UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2018
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Alimera Sciences, Inc. (“we,” “our,” or “us”) received notice in June 2018 from The Nasdaq Stock Market (“Nasdaq”) that we failed to comply with the Nasdaq Global Market’s minimum bid requirement because our stock price was below $1.00 per common share for 30 consecutive business days. On July 30, 2018, we received a letter from Nasdaq informing us that we have regained compliance with the minimum bid price requirement because our common stock had a closing bid price of $1.00 or more for 10 consecutive business days.
Given that our stock price is currently trading close to $1.00 per share, however, it is possible that we may again fail to comply with Nasdaq’s minimum bid requirement. If that were to occur and we were to fail to regain compliance with this continuing listing requirement, our shares could be delisted from the Nasdaq Global Market, which could materially reduce the liquidity of our common stock and have an adverse effect on its market price. A delisting would likely make it more difficult for us to obtain financing through the sale of our equity. Any such sale of equity would likely be more dilutive to our current shareholders than would be the case if our shares were listed. For more information about this matter and the effects on us if again fail to comply with Nasdaq’s minimum bid requirement, please see our Current Report on Form 8-K dated June 19, 2018 and filed with the SEC on June 22, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: August 1, 2018	By:	/s/ RICHARD S. EISWIRTH, JR.
	Name:	Richard S. Eiswirth, Jr.
	Title:	President and Chief Financial Officer